As filed with the Securities and Exchange Commission on March 7, 2016

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASPEN AEROGELS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3559972
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 Forbes Road, Building B

Northborough, Massachusetts 01532

(508) 691-1111

(Address, including zip code, of principal executive offices)

ASPEN AEROGELS, INC. 2014 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Donald R. Young

President and Chief Executive Officer

Aspen Aerogels, Inc.

30 Forbes Road, Building B

Northborough, Massachusetts 01532

(508) 691-1111

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Sahir Surmeli, Esq.

John T. Rudy, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

Facsimile: (617) 542-2241

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.00001 per share	923,542 shares	$3.83	$3,537,165.86	$356.20

(1)	The number of shares of common stock, par value $0.00001 per share (“Common Stock”), of Aspen Aerogels, Inc. (the “Registrant”), stated above consists of additional shares of common stock available for issuance under the Aspen Aerogels, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan (the “2014 Plan”) by operation of the 2014 Plan’s “evergreen” provision. The maximum number of shares which may be sold upon the exercise of such options or issuance of stock-based awards granted under the 2014 Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the 2014 Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future grant or issuance under the 2014 Plan are based on the average of the high and the low price of Registrant’s Common Stock as reported on the New York Stock Exchange as of a date (March 1, 2016) within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

This Registration Statement registers an aggregate of 923,542 additional shares of the Registrant’s common stock reserved under the Aspen Aerogels, Inc. 2014 Employee, Director and Consultant Equity Incentive Plan (the “2014 Plan”), consisting of an increase of 459,845 shares and 463,697 shares reserved under the 2014 Plan effective January 1, 2015 and January 1, 2016, respectively, by operation of the 2014 Plan’s “evergreen” provision. This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 of the Registrant relating to an employee benefit plan is effective (SEC File No. 333-198124). The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-198124) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The Index to Exhibits immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Northborough, Massachusetts on March 7, 2016.

ASPEN AEROGELS, INC.

By	/s/ Donald R. Young
Donald R. Young
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Donald R. Young, John F. Fairbanks and
Poongunran Muthukumaran, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Aspen Aerogels, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald R. Young Donald R. Young	President, Chief Executive Officer and Director (principal executive officer)	March 7, 2016

/s/ John F. Fairbanks John F. Fairbanks	Vice President, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	March 7, 2016

/s/ Mark L. Noetzel Mark L. Noetzel	Chairman of the Board	March 7, 2016

/s/ P. Ramsay Battin P. Ramsay Battin	Director	March 7, 2016

/s/ Robert M. Gervis Robert M. Gervis	Director	March 7, 2016

/s/ Craig A. Huff Craig A. Huff	Director	March 7, 2016

/s/ Steven R. Mitchell Steven R. Mitchell	Director	March 7, 2016

/s/ William P. Noglows	Director	March 7, 2016
William P. Noglows

/s/ Richard F. Reilly	Director	March 7, 2016
Richard F. Reilly

Aspen Aerogels, Inc.

INDEX TO EXHIBITS FILED WITH

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

4.1	Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on June 18, 2014.		8-K (Exhibit 3.2)	6/19/2014	001-36481

4.2	Restated Bylaws of the Registrant.		8-K (Exhibit 3.3)	6/19/2014	001-36481

4.3	Form of common stock certificate.		S-1/A (Exhibit 4.1)	5/14/2014	333-195523

4.4	2014 employee, director and consultant equity incentive plan.		S-8 (Exhibit 99.10)	8/13/2014	333-198124

4.5	Form of stock option agreement under 2014 employee, director and consultant equity incentive plan.		S-1/A (Exhibit 10.2.2)	5/14/2014	333-195523

4.6	Form of restricted stock unit agreement for executive officers under 2014 employee, director and consultant equity incentive plan.		10-Q (Exhibit 10.3)	11/7/2014	001-36481

4.7	Form of restricted stock agreement for directors under 2014 employee, director and consultant equity incentive plan.		S-1/A (Exhibit 10.2.3)	5/14/2014	333-195523

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5.1).	X

23.2	Consent of KPMG LLP.	X

24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

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